                  Confidential Treatment Requested by Puma Biotechnology, Inc.                          Exhibit 10.19

LICENSE AGREEMENT

by and between

Puma Biotechnology, Inc.

and

Knight Therapeutics Inc.

DATE: January 9, 2019

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.	Definitions3
2.	Grant of Rights9
3.	Governance11
4.	Regulatory and Development12
5.	Commercialization14
6.	Prices and Payments15
7.	Confidentiality18
8.	Manufacture and Supply20
9.	Intellectual Property20
10.	Representations and Warranties22
11.	Term and Termination26
12.	Dispute Resolution28
13.	Other Provisions28

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “License Agreement”), effective January 9, 2019, by and between PUMA BIOTECHNOLOGY, INC., a corporation formed under the laws of Delaware (“Licensor”) and KNIGHT THERAPEUTICS INC., a corporation incorporated under the laws of Canada (“Knight”).

RECITALS

WHEREAS Licensor owns or has a license in and to certain patents, trademark(s) and Know‑How (as defined below) relating to the Licensed Products;

WHEREAS Licensor is willing to grant to Knight and Knight wishes to accept an exclusive license from Licensor to Commercialize the Licensed Products in the Territory;

WHEREAS Knight wishes to procure the Licensed Products from Licensor and Licensor wishes to supply the Licensed Products to Knight;

NOW THEREFORE in consideration of the mutual promises and covenants contained herein, the Parties, intending to be legally bound, agree as follows:

1.	Definitions
1.1	Definitions. The following terms as used hereinafter in this Agreement shall have the meaning set forth in this Section:

“Additional Indications” means any indication which is not an Initial Indication.

“Adverse Drug Reaction” means a noxious and unintended response to a drug, which occurs at doses normally used or tested for the diagnosis, treatment, or prevention of a disease or the modification of an organic function.

“Adverse Drug Event” means any untoward medical occurrence in a patient or clinical investigation subject administered a pharmaceutical product and which does not necessarily have to have a causal relationship with this treatment, including, for clarity, any Adverse Drug Reaction.

“Affiliate” means any corporation, firm, partnership or other entity that directly or indirectly controls, is controlled by or is under common control with a Party, with “control” meaning: (a) ownership of fifty percent (50%) or more of the voting stock or other voting interests in the Party, or (b) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

“Agreement”, “hereto”, “hereunder”, “herein” and similar expressions mean this License Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Applicable Laws” means any applicable law, regulation, rule, guidance, order, judgment or decree having the force of law.

“Business Day” means any day other than (a) Saturday or Sunday or (b) a day that is a legal holiday in either of Montreal, Québec or Los Angeles, California or (c) any other day on which banks in either of Montreal, Québec or Los Angeles, California are required to be closed.

“Calendar Quarter” means the three (3) month periods ending on March 31, June 30, September 30 and December 31 in each Calendar Year.

“Calendar Year” means, in respect of any particular year, the one (1) year period beginning on January 1 and ending on December 31.

“Commercialize” means importing, marketing, using, distributing, promoting, offering for sale, and selling the Licensed Products.

“Commercially Reasonable Efforts” means the level of efforts and resources commonly dedicated in the research-based pharmaceutical industry by a company to the development or commercialization, as the case may be, of a product of similar commercial potential at a similar stage in its lifecycle, in each case taking into account issues of safety and efficacy, product profile, the proprietary position, the then current competitive environment for such product and the likely timing of such product’s entry into the market, the regulatory environment and status of such product, and other relevant scientific, technical and commercial factors.

“Compound” means (a) the compound designated by Licensor as “neratinib”, also known as “PB272”, “PF-05208767”, “WAY 179272” or “HKI-272”, (b) the compound designated by Licensor as “HKI-357”, also known as “WAY 178357” or “PF-05208766”, (c) [***], (d) [***], (e) [***], and (f) [***].

“Control” or “Controlled” means, with respect to any intellectual property rights, material or document, the legal authority or right (whether by ownership, license or otherwise) of a Party to grant a license or a sublicense of or under such intellectual property rights, or to provide or provide access to such material or document, to the other Party without breaching the terms of any agreement with a Third Party.

“Cost of Goods” means, with respect to the Licensed Products, the production cost of such Licensed Products [***] calculated in accordance with [***]; provided, that such methods comply with GAAP. Cost of Goods shall include [***], but exclude [***]. Notwithstanding the foregoing, in the event a Licensed Product is manufactured by a Third Party supplier and procured by Licensor, the “Cost of Goods” shall be [***].

“Effective Date” means the date specified in the initial paragraph of this Agreement.

“Field” means human use.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“First Commercial Sale” means with respect to a Licensed Product, the first sale for use or consumption by an end user of the Licensed Product following receipt of Regulatory Approval for such Licensed Product in the Territory.

“Force Majeure” has the meaning set forth in Section 13.5.

“GAAP” means the generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means any federal, state, provincial, or municipal government body, commission, agency, board, court or tribunal in the Territory and having jurisdiction in the particular circumstances.

“Inability to Supply” means either a Long Term Inability to Supply, a Short Term Inability to Supply, or both.

“Initial Indication” means the indication for extended adjuvant treatment of HER2‑positive early breast cancer.

“Innomar MSA” means the Master Contract Services Consultancy Agreement between Licensor and Innomar Strategies Inc., dated October 29, 2018.

“Innomar SOW” means the Statement of Work #1 between Licensor and Innomar Strategies, Inc., dated October 29, 2018, incorporated into the Innomar MSA.

“Knight Indemnified Party” has the meaning set forth in Section 10.5.

“Know-How” means any data, results, information and materials, whether proprietary or not and whether patentable or not, including without limitation customer lists and information, ideas, concepts, formulas, methods, know-how, show-how, trade secrets, procedures, practices, techniques, designs, compositions, specifications, formulations, formulae, plans, documents, data, inventions, discoveries, works of authorship, compounds and biological materials, marketing reports, clinical and non-clinical study reports, regulatory submission documents and summaries, expertise, technology, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures, in each case, which is reasonably necessary for the Commercialization of the Licensed Products in accordance with the terms of this Agreement.

“Licensed Products” means a Compound or any product that contains a Compound.

“Licensor Indemnified Party” has the meaning set forth in Section 10.6.

“Licensor Marks” means the trade-mark “NERLYNX” and any other marks Licensor may adopt for use for the Licensed Products, as listed in Exhibit A, in all cases to the extent owned or Controlled by Licensor.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Licensor Patents” means all patents in the Territory, including patent applications, continuations, divisional patents, re-examined patents, reissued patents, and foreign equivalents thereof, that are owned or Controlled by Licensor and/or its Affiliates at any time or from time to time which claim inventions reasonably necessary for the Commercialization of the Licensed Products in the Territory, including those listed in Exhibit B.

“Long Term Inability to Supply” shall mean the inability to supply, including [***], at least [***] percent ([***]%) of the volumes of a Licensed Product indicated in the current forecast that exceeds [***] ([***]) days or [***] to Supply in a period of [***] ([***]) months.

“Nerlynx” means the Licensed Product known as Nerlynx (neratinib), as approved by the FDA as of the Effective Date.

“Net Sales” means the gross amount invoiced by or on behalf of Knight, its Affiliates and their respective sublicensees for sales of any Licensed Product in the Territory (other than sales among Knight, its Affiliates or sublicensees for subsequent resale in which case the first sale to a Third Party that is not a sublicensee shall be used for calculation of Net Sales), less the following deductions if and to the extent they are (a) included in the gross invoiced sales price of the Licensed Product or otherwise directly incurred by Knight, its Affiliates and their respective sublicensees with respect to the sale of the Licensed Product, (b) normal and customary, and (c) not otherwise deducted in computing other amounts hereunder: (i) rebates, quantity and cash discounts, and other discounts to customers, (ii) taxes (except income taxes) and tariffs or duties paid, absorbed or allowed which are directly related to the sale of the Licensed Product, (iii) credits, allowances, discounts and rebates to, and chargebacks for, spoiled, damaged, outdated, rejected or returned Licensed Product (including in connection with Licensed Product withdrawals, expired Licensed Product and Licensed Product recalls), (iv) actual freight and insurance costs, including without limitation the costs of export licenses, shipping, postage and handling charges, incurred in transporting the Licensed Product to customers, (v) discounts or rebates or other payments required by Applicable Laws in the Territory, including any governmental special medical assistance programs, (vi) customs duties, surcharges and other governmental charges incurred in connection with the exportation or importation of the Licensed Product, and (vii) bad debts actually written off in connection with such Licensed Products. Subsections (i) through (vii) shall be collectively referred to as “Deductions”. The following principles shall apply in the calculation of Net Sales:

(1) In the case of any sale of Licensed Product which is not invoiced or is delivered before invoice, Net Sales shall be calculated at the time of shipment or when the Licensed Product is paid for, if paid for before shipment or invoice.

(2) In the case of any sale or other disposal of Licensed Product for non-cash consideration, Net Sales shall be calculated as the fair market price of the Licensed Product in the country of sale or disposal. Notwithstanding the foregoing, provision of the Licensed Product for

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the purpose of conducting pre-clinical or clinical research shall not be deemed to be a sale. For clarity, any Licensed Product provided as free samples or as charitable donations shall not give rise to any Net Sales.

(3) Net Sales shall be determined in accordance with GAAP.

“Party” means either Licensor or Knight and “Parties” means both Licensor and Knight.

“Pfizer Agreement” means the license agreement between Licensor and Pfizer Inc. (“Pfizer”) dated August 18, 2011, as amended.

“Regulatory Approval” means any and all approvals, marketing authorizations, registrations and licenses (including amendments and supplements thereto) necessary from a Governmental Authority for the Commercialization of the Licensed Products in or for the Territory.

“Regulatory Submissions” means all applications, filings, dossiers and the like submitted to a Governmental Authority for the purpose of obtaining Regulatory Approval.

“Relevant Records” has the meaning set forth in Section 6.12.

“Royalty Term” means, on a Licensed Product-by-Licensed Product basis, the period commencing on the First Commercial Sale of the Licensed Product in the Territory and expiring upon the later of: (a) expiration or abandonment of the last Valid Claim of the Licensor Patents which covers the Commercialization of such Licensed Product in the Territory, or (b) the earlier of (x) the time when Generic Competitors to the Licensed Product have achieved [***] percent ([***]%) or more market share in the Territory based on unit volume, or (y) ten (10) years following the date of First Commercial Sale of the Licensed Product in the Territory. “Generic Competitors” means, with respect to any Licensed Product being sold in the Territory, one or more Generic Drugs, where a Generic Drug is, with respect to any Licensed Product, a generic pharmaceutical product (a) sold under a marketing authorization granted by a Governmental Authority to a Third Party (who is not a licensee or sublicensee of Knight or otherwise authorized by Knight to sell such product), (b) that contains the same Compound or Compounds as the relevant Licensed Product as its active pharmaceutical ingredient(s) and (c) is approved in reliance on a prior Regulatory Approval of a Licensed Product granted to Licensor, Knight or an Affiliate or sublicensee of Licensor or Knight by the applicable Governmental Authority. [***] percent ([***]%) or more market share means that the sales of all such Generic Drugs in the Territory equal or exceed, on a unit volume basis, [***] percent ([***]%) of the total combined unit sales of the Licensed Product and all such Generic Drugs in any Calendar Quarter.

“Short Term Inability to Supply” shall mean the inability to supply, [***] at least [***] percent ([***]%) of the volumes of a Licensed Product indicated in the current forecast that continues for more than [***] ([***]) days but less than [***] ([***]) days.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Term” has the meaning set forth in Section 11.1.

“Territory” means Canada.

“Third Party” means any person other than the Parties and their Affiliates.

“Valid Claim” means either: (a) a claim of an issued and unexpired patent included within the Licensor Patents, which has not been permanently revoked or declared unenforceable or invalid by an unreversed and unappealable or unreversed and unappealed decision of a court or other appropriate body of competent jurisdiction, or (b) a claim of a pending patent application included within the Licensor Patents, which claim was filed in good faith, has not been pending for more than [***] ([***]) years from its priority date, and has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application.

1.2

Other Definitional and Agreement References. References to any agreement, contract, statute, act, or regulation are to that agreement, contract, statute, act, or regulation as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

1.3	Ambiguities. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.
1.4

Sections and Headings. The term “Section” refers to the specified Section of this Agreement, unless otherwise specified. Headings and captions of the Sections hereof are for convenience only and are not to be used in the interpretation of this Agreement.

1.5	Canadian Dollars. References in this Agreement to “Dollars” or “$” shall mean the legal tender of Canada, unless otherwise noted.
1.6	Date References. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.
1.7	Gender. Words of one gender include the other gender.
1.8

Include, Includes, Including. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

1.9	No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.10	Number of Days. Whenever this Agreement refers to a number of days, unless otherwise specified, such number shall refer to calendar days.
1.11	Party References. Reference to any Party includes the successors and permitted assigns of that Party.
1.12	Singular/Plural. Words using the singular or plural number also include the plural or singular number, respectively.
2.	Grant of Rights
2.1

License. Subject to the terms and conditions of this Agreement, Licensor, on behalf of itself and its Affiliates, hereby grants to Knight and Knight hereby accepts an exclusive (including with regards to Licensor and its Affiliates) license (or sublicense) under the Licensor Patents, the Licensor Marks, and Know‑How to (a) seek and maintain Regulatory Approval and Commercialize the Licensed Products in the Territory and in the Field, and (b) manufacture the Licensed Products anywhere in the world solely for the development or Commercialization of the Licensed Products in the Territory and in the Field (subject to the terms of the Supply Agreement).

2.2

Sublicensing. Knight may sublicense its rights granted under Section 2.1 hereunder to an Affiliate (with prompt written notice to Licensor without any requirement for Licensor’s consent) or, solely with Licensor’s prior written consent not to be unreasonably withheld, delayed or conditioned to Third Parties to exercise its right or fulfill its obligations hereunder. All sublicense agreements, distribution or other arrangements or agreements shall be consistent with the terms and conditions of this Agreement, and Knight shall remain responsible for its obligations under this Agreement and shall assume full responsibility for any actions taken by any sublicensee, distributor or other party and any of the expenses, costs, or fees incurred by any sublicensee, distributor or other party.

2.3

No Implied Licenses. Neither Party grants to the other Party any right or license to use any of its intellectual property, Know-How or other proprietary information, materials or technology, or to practice any of its patent, trademark, or trade dress rights, except as expressly set forth in this Agreement.

2.4	Restriction on Knight Sales. Knight shall not: (a) [***]; (b) [***]; or (b) [***].
2.5	Restriction on Licensor Sales. Licensor shall not: (a) [***]; (b) [***]; or (c) [***].
2.6

Performance by Affiliates. The Parties agree that their respective rights and obligations may be exercised or performed by any of their Affiliates; provided, however, that each Party shall be fully responsible and liable for the actions of such

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Affiliates in the performance of such obligations and shall ensure that such Affiliate complies with the terms of this Agreement.
2.7	Right of First Negotiation. [***]
2.8

The Pfizer License Agreement. Knight acknowledges that the it has received a redacted version of the Pfizer Agreement, which was provided by Licensor to Knight. For clarity, Licensor Patents and Know-How include all intellectual property rights licensed to Puma under the Pfizer License Agreement, including any rights licensed to Puma through the Pfizer License Agreement as a result of the sub-license provided for therein to Puma of Pfizer’s rights under the GHC License Agreement, to the extent claiming or constituting technology or inventions reasonably necessary for the Commercialization of the Licensed Products in the Territory. Knight acknowledges that the rights granted by Puma to Knight under any Licensor Patents or Know-How that is Controlled by Puma pursuant to the Pfizer License Agreement are, in addition to being subject to the terms and conditions of this Agreement, subject to the terms and conditions the Pfizer License Agreement regarding the rights granted to Puma thereunder. For the avoidance of doubt, Puma shall be solely responsible for ensuring that the terms and conditions of this Agreement are not inconsistent with, and conform to, the applicable terms and conditions of the Pfizer License Agreement. Notwithstanding Article 7, pursuant to the Pfizer Agreement, Knight acknowledges that Licensor will furnish to Pfizer a true and complete copy of this Agreement and any current and future amendments thereto, which Agreement shall be redacted to omit any and all information not directly relevant to the performance of Licensor’s obligations under the Pfizer Agreement, within [***] ([***]) days after the Effective Date of this Agreement or any amendments hereto have been executed. Licensor shall provide Knight with a copy of its proposed redactions prior to submitting same to Pfizer. Licensor shall consider Knight’s reasonable comments. To the extent requested by Licensor from time to time, Knight will take reasonable steps (without requiring Knight to bear additional costs) to support Licensor’s compliance with the Pfizer Agreement.

3.	Governance
3.1

Alliance Managers. Within [***] ([***]) days of the Effective Date, each Party shall appoint a representative to act as its alliance manager under this Agreement (“Alliance Manager”). The Alliance Managers shall be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration within and among the Joint Steering Committee and between the Parties. Each Alliance Manager may also serve as a non-voting attendee of its respective Party to Joint Steering Committee meetings; provided that a Party may elect for its Alliance Manager to be its representative on the Joint Steering Committee pursuant to Section 3.2. Each Party may replace its Alliance Manager upon prior written notice to the other Party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.2

Joint Steering Committee. Within [***] ([***]) days of the Effective Date, the Parties shall establish a committee (the “Joint Steering Committee”), which shall consist of one (1) senior representative of each Party. Each Party may replace its Joint Steering Committee representative at any time upon written notice to the other Party. The Joint Steering Committee will be co-chaired by the representative of each Party. The purpose of the Joint Steering Committee shall be to keep the Parties advised and coordinated with respect to activities relating to the Licensed Products and to perform such other functions as may be mutually agreed by the Parties. Each co‑chairperson will alternate being responsible for each meeting for (a) calling meetings, and (b) preparing and circulating an agenda in advance of each meeting; provided that the applicable co-chairperson will include any agenda items proposed by either Party on such agenda. Each co-chairperson will alternate being responsible for drafting and issuing minutes of the meeting reflecting all material items discussed and any agreements of the Joint Steering Committee, which minutes shall be distributed to all Joint Steering Committee members for review and approval within [***] ([***]) days after each such meeting.

3.3

Meetings. The Joint Steering Committee shall hold meetings once per Calendar Year, or as otherwise mutually agreed by the Parties in writing. The Joint Steering Committee may meet via teleconference, video-conference, or in-person, as mutually agreed by the Parties in writing. The Joint Steering Committee may invite other personnel of the Parties to attend meetings of the Joint Steering Committee as appropriate, after giving notice to the other Party, provided that such additional personnel is subject to confidentiality obligations no less stringent than those set forth in Article 7.

3.4

Scope of Authority. The Joint Steering Committee shall perform the functions and assume the responsibilities and have such authority only as set forth in this Agreement. The Joint Steering Committee shall perform only an informal oversight and collaboration role, reviewing the activities performed by the Parties under the Agreement and facilitating the sharing of information and reporting of activities between the Parties.

3.5

Authority. The Joint Steering Committee shall have only the powers assigned expressly to it in this Article 3 and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement.

4.	Regulatory and Development
4.1

Initial Regulatory Submissions. Licensor shall be solely responsible, at its expense, for preparing, filing, and managing the Regulatory Submission and for obtaining Regulatory Approval for the Initial Indication for Nerlynx in the Territory. Licensor shall promptly (and in any event, within [***] ([***]) Business Days of the date of receipt of notice) provide Knight with copies of, any correspondence received from Health Canada pertaining to its Regulatory

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Submissions for Nerlynx including with respect to Nerlynx’s indication, labelling, post-marketing commitments or risk management plan. If Licensor receives any such correspondence from Health Canada requiring a response, Knight shall be entitled to review any response prepared by Licensor prior to submission to Health Canada and Licensor shall take Knight’s reasonable feedback into account in formulating such response.

4.2

Subsequent Regulatory Submissions. Knight shall use Commercially Reasonable Efforts, at its expense, for preparing, filing, and managing any Regulatory Submissions for Additional Indications for Nerlynx or for Licensed Products other than Nerlynx and for maintaining any Regulatory Approval for the Licensed Products in the Territory (including in respect to Nerlynx). Licensor shall promptly provide all required documents (including submissions to regulatory authorities outside the Territory within [***] ([***]) months of the submission) and provide reasonable assistance to Knight in making such Regulatory Submissions to Governmental Authorities and maintaining such Regulatory Approvals. Knight shall notify Licensor of all Regulatory Submissions that it submits and promptly provide to Licensor a copy thereof.

4.3

Marketing Authorisation Holder. Unless otherwise required by Applicable Law in the Territory, any Regulatory Approvals shall be owned and held in the name of Knight. Promptly after obtaining Regulatory Approval for the Initial Indication, Licensor shall transfer the Regulatory Approval for the Initial Indication for Nerlynx to Knight. Promptly after the Effective Date, Licensor shall provide all documentation Controlled by Licensor and reasonable assistance that Knight reasonably requires in order to add Nerlynx to Knight’s Drug Establishment License, which will include providing Knight with information related to the Licensor’s manufacturing sites for the Licensed Products and all information regarding the Licensor’s manufacturing facilities and licensure thereof that is necessary to support obtaining and maintaining Regulatory Approval for the Licensed Product in the Territory.

4.4

Regulatory Correspondence. Except as provided in Section 4.1, each Party shall promptly (and in any event, within [***] ([***]) Business Days of the date of receipt of notice) notify the other Party in writing of, and shall provide the other Party with copies of, any material correspondence received from a Governmental Authority in the Territory relating to Licensed Products. In the event that a Party receives any material regulatory letter requiring a response, the other Party will cooperate fully with the receiving Party in preparing such response and will promptly provide the receiving Party with any data or information Controlled by such Party and required by the Receiving Party in preparing any such response.

4.5

Pharmacovigilance Agreement. The Parties agree to develop and commit to a pharmacovigilance agreement (“Pharmacovigilance Agreement”) that allows them to fulfill their respective regulatory and pharmacovigilance obligations

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

relating to Adverse Drug Event and Adverse Drug Reaction reporting. Such Pharmacovigilance Agreement shall be entered into by the Parties within [***] ([***]) days after the Effective Date.
4.6

Other Information. In addition to the information to be provided pursuant to the Pharmacovigilance Agreement and Quality Agreement, each Party shall provide to the other Party with any: (a) information relating to [***]; (b) information relating to [***]; and (c) any other information requested by a Party that is [***], as applicable. Licensor shall provide to Knight any material information relating to any inquiries, issues raised or actions taken by any Governmental Authority related to a Licensed Product outside the Territory.

4.7

Recall. Knight shall advise Licensor of any Governmental Authority initiated mandatory recall of Licensed Products in the Territory. Knight shall not initiate any voluntary recall of Licensed Products in the Territory without prior written notice to and consultation with Licensor. Prior to executing any recall of Licensed Products in the Territory, Knight shall review with Licensor the proposed manner in which the recall is to be carried out. Knight will give due consideration to any reasonable recommendation from Licensor as to the manner of conducting the recall, provided that it is acceptable to the applicable Governmental Authority. Knight shall communicate directly with the applicable Governmental Authorities in relation to a Licensed Products recall in the Territory. If any Licensed Products recall in the Territory results from: (a) [***], or (b) [***]. If the recall results from [***].

5.	Commercialization
5.1

Commercialization by Knight. Knight agrees to use Commercially Reasonable Efforts to Commercialize the Licensed Product in the Territory and to assume all expenses related to the Commercialization of the Licensed Products in the Territory [***].

5.2

Licensor Materials. Licensor agrees to provide Knight from time to time with all marketing and sales materials used by Licensor or its licensees outside the Territory for the Licensed Products, in all cases only to the extent Licensor Controls such materials, and Knight shall [***] to the extent Licensor has the right to grant such right to Knight.

5.3

Market Access. Promptly after the Effective Date, Licensor shall assign the Innomar MSA and Innomar SOW to Knight; provided, however, [***] as they exist as of the Effective Date. The Parties shall [***]. Notwithstanding the foregoing, Knight shall [***]; provided that Knight shall [***] relating thereto.

5.4	Patented Medicines Price Review Board. Promptly after the Effective Date, Licensor shall provide Knight with copies of all documents submitted by Licensor

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

to the Patented Medicines Price Review Board (“PMPRB”). Throughout the Term, Licensor agrees to [***] with applicable pricing regulations. Licensor acknowledges that pricing for Licensed Products [***] for the Licensed Products in the Territory. Accordingly, [***] with respect to [***] for Licensed Products in the Territory.

5.5

Special Access Program. In the event that Licensor or Knight receive any request to supply a Licensed Product through Health Canada’s Special Access Program prior to Regulatory Approval, the Parties shall discuss and mutually agree on the best manner of proceeding. [***].

6.	Prices and Payments
6.1	Upfront Payment. Knight will pay Licensor a one-time payment of [***] U.S. dollars (USD [***]) within [***] ([***]) Business Days of the Effective Date.
6.2	Development Milestone Payments. Knight will pay Licensor the following one time payments:
(a)	[***] U.S. dollars (USD [***]) within [***] ([***]) Business Days after [***];
(b)	[***] U.S. dollars (USD [***]) within [***] ([***]) Business Days after [***].
6.3	Sales Milestone Payments. Knight will pay Licensor the following one-time payments:
(a)	[***] Canadian dollars (CAD [***]) upon [***];
(b)	[***] Canadian dollars (CAD [***]) upon [***];
(c)	[***] Canadian dollars (CAD [***]) upon [***];
(d)	[***] Canadian dollars (CAD [***]) upon [***].
6.4	Royalties. During the applicable Royalty Term and subject to Sections 6.5, 6.6 and 6.7, Knight will pay Licensor tiered royalties on Net Sales achieved in each Calendar Year as follows:
(a)	[***] percent ([***]%) of Net Sales for and in respect to that portion of Net Sales in a Calendar Year that are [***] Canadian dollars (CAD [***]); and
(b)	[***] percent ([***]%) of Net Sales for and in respect to that portion of Net Sales that are [***] Canadian dollars (CAD [***]).
6.5	Generic Entry. If any Generic Competitor of the Licensed Product receives Marketing Authorization in the Territory and subsequently Knight’s market share

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of the Licensed Product (such market share shall be calculated by dividing the sales (on a unit basis) of the Licensed Product by the sum of the sales (on a unit basis) of such Licensed Product and all its Generic Competitors) during any Calendar Quarter in the Territory is reduced to [***] percent ([***]%) or less (“Trigger”) then the royalties payable on Net Sales of the Licensed Product in the Territory in accordance with Section 6.4 will be reduced, effective at the time when the Trigger occurs, by [***] percent ([***]%) of the amount otherwise payable on such Net Sales, subject to Section 6.7. The Parties will mutually agree on the data source to be used for the purposes of calculating the market share as described in this Section 6.5.

6.6

Third Party Royalties. Subject to Section 6.7, the royalties payable with respect to Net Sales of the Licensed Product in the Territory will be reduced by [***] percent ([***]%) of the total royalty payable by Knight to any Third Party in order to obtain rights to any patents that, in the absence of a license under such patents, Knight could not Commercialize the Licensed Product without infringing such patents; provided that in no event shall the reductions under this Section 6.6, in the aggregate, reduce the royalty amount that would otherwise have been payable to Puma in accordance with Section 6.4 by more than [***] percent ([***]%) in any calendar quarter.

6.7

Royalty Floor. Notwithstanding the provisions in Sections 6.5 and 6.6, in no event shall the royalties payable by Knight to Licensor for the Licensed Product in any Calendar Quarter be reduced to less than [***] percent ([***]%) of Net Sales of such Licensed Product in such Calendar Quarter during the applicable Royalty Term.

6.8	Payment Method. All payment due to Licensor hereunder will be paid by wire transfer to an account designated by Licensor.
6.9

Currency Conversion. The Sales Milestone Payments (Section 6.3) and Royalties Payments (Section 6.4) shall be paid in U.S. dollars. Amounts in Canadian dollars will be converted to U.S. dollars using the applicable daily foreign exchange rates published in the Wall Street Journal (or any other qualified source that is acceptable to both Parties) for the last day of the Calendar Quarter in which the payment obligation arises.

6.10

Withholding Tax. Knight will make all payments to Licensor under this Agreement without deduction or withholding for taxes except to the extent that any such deduction or withholding is required by Applicable Law in effect at the time of payment. Any tax required to be withheld on amounts payable by Knight under this Agreement will be timely paid by Knight on behalf of Licensor to the appropriate Governmental Authority, and Knight will furnish Licensor with the corresponding proof of payment of such tax, as may be required in order to enable Licensor to request reimbursement or deduction of the withheld amount, or to

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

otherwise comply with its duties. Knight and Licensor agree to cooperate to legally minimize and reduce such withholding taxes and provide any information or documentation required by any taxing authority.

6.11

Royalty Payments and Reports. Knight shall calculate all amounts payable to Licensor pursuant to Section 6.4 at the end of each Calendar Quarter, which amounts shall be converted to U.S. Dollars, in accordance with Section 6.9. Knight shall pay to Licensor the royalty amounts due with respect to a given Calendar Quarter within [***] ([***]) Business Days after the end of such Calendar Quarter. Each payment of royalties due to Licensor shall be accompanied by a statement specifying, on a Licensed Product-by-Licensed Product basis, the total sales volumes, Net Sales and deductions taken to arrive at Net Sales attributable to each Licensed Product in the Territory during the applicable Calendar Quarter and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter, including any foreign exchange rates employed and conversion calculations.

6.12

Records. Knight shall keep accurate financial books and records pertaining to Knight’s sale of Licensed Products, including any and all calculations of payments due to Licensor hereunder; if applicable, Knight’s prosecution, maintenance and enforcement of Licensor Patents; (“Relevant Records”). Knight shall maintain the Relevant Records for the longer of (a) the period of time required by Applicable Law in the Territory, or (b) [***] ([***]) years following expiration or termination of this Agreement. Knight shall require its sublicensees to provide to Licensor (so that Licensor may provide the same to Pfizer) copies of all Relevant Records relating to such sublicensees’ sale of Licensed Products as necessary to allow Licensor or, if applicable, Pfizer (under the Pfizer Agreement) to review such Relevant Records when conducting an audit of Knight or Licensor, as applicable, pursuant to this Section 6.12. Notwithstanding Article 7, pursuant to the Pfizer Agreement, Pfizer will be allowed to review such Relevant Records.

6.13

Audit Right. Licensor shall have the right during the Term and for [***] ([***]) years thereafter to engage, at its own expense, an independent auditor reasonably acceptable to Knight to examine the Relevant Records in Knight’s possession from time-to-time, but no more frequently than once every [***] ([***]) months, as may be necessary to verify compliance with the terms of this Agreement. Such audit shall be requested in writing at least [***] ([***]) Business Days in advance, and shall be conducted during Knight’s normal business hours and otherwise in a manner that minimizes any interference to Knight’s business operations.

6.14

Audit Fees and Expenses. Licensor shall bear any and all fees and expenses it may incur in connection with any such audit of the Relevant Records; provided, however, in the event an audit reveals an underpayment by Knight of more than [***] percent ([***]%) as to the period subject to the audit, Knight shall reimburse Licensor for any reasonable and documented out-of-pocket costs and expenses of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the audit within [***] ([***]) days after receiving invoices thereof. If any audit establishes that Knight overpaid any amounts due to Licensor under this Agreement, then Knight shall be entitled to take a credit against future amounts becoming due to Licensor equal to the overpaid amount.

7.	Confidentiality
7.1

Both Licensor and Knight agree that, subject to the limitations set forth in Section 7.3 hereof, all information disclosed to the other Party, whether in oral, written or graphic form, shall be deemed “Confidential Information” of the disclosing party. In particular, “Confidential Information” includes, without limitation, any scientific, technical, trade or business information, intellectual property, data or materials possessed by a Party including information pertaining to strains, cells, antibodies, organisms, chemical compounds, products, formulations, technologies, techniques, methodologies, algorithms, computer programs, computer security systems and processes, assay systems, procedures, tests, data, documentation, reports, sources of supply, know-how, patent positioning, results, applications, documents, processes, compositions, inventions, trade secrets, protocols, regulatory information, relationships with employees and consultants, business plans, business developments, research, development, process development, manufacturing, commercialization, and marketing, and any other confidential information about or belonging to a Party’s affiliates, suppliers, licensors, licensees, partners, collaborators, customers or others, and is provided by one Party (the “Discloser”) to the other Party (the “Recipient”) under this Agreement.

7.2

Each Party agrees that, except in connection with the performance of its obligations under this Agreement or the exercise of its rights or licenses under this Agreement, it will not otherwise use in any way for its own account or the account of any Third Party, nor disclose or transfer to any Third Party, any Confidential Information revealed to it by the other Party; provided, however, that Confidential Information may be disclosed pursuant to a regulation, law, court order or rule of any applicable securities exchange, but only to the minimum extent required to comply with such regulation, order, or rule and with advance written notice to the Discloser; and provided further that a Recipient may disclose Confidential Information to its subsidiaries, affiliates, professional advisors, consultants, agents provided that they are under confidentiality and use limitations consistent with those in this Agreement and such Party will be liable for breaches of the restrictions set forth in this Agreement by all such persons. Each Party will take commercially reasonable efforts to protect the confidentiality of the other Party’s Confidential Information, such precaution not to be less than the precautions each Party takes to protect the confidentiality of its own Confidential Information of the same kind.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.3	Both Licensor and Knight agree that, notwithstanding the above, the obligations of confidentiality shall not be deemed to apply to:
(a)	Information which at the time of disclosure is or thereafter becomes generally known or available to the public, through no wrongful act or failure to act on the part of the Recipient;
(b)	Information that the Recipient can demonstrate was known by or in the possession of the Recipient at the time of receiving such information from the Discloser as evidenced by written records;
(c)

Information the Recipient can demonstrate was obtained by the Recipient from a third party source who is not breaching a commitment of confidentiality to the Discloser by revealing such information to the Recipient;

(d)	Information that is the subject of a granted written permission to disclose that is issued by the Discloser to the Recipient; and
(e)

Information that the Recipient can demonstrate was independently developed by the Recipient, outside the scope of this Agreement, without the use of and/or reference to the Discloser’s Confidential Information.

7.4

During the term of this Agreement and for a period of [***] ([***]) years thereafter, each party shall maintain all Confidential Information in trust and confidence and shall not disclose any Confidential Information to any Third Party or use any such information for any unauthorized purpose, other than as authorized in Section 7.3 hereof.

7.5

To the extent that either Party reasonably determines that it is required to make a filing or any other public disclosure with respect to this Agreement or the terms or existence hereof to comply with the requirements, rules, laws or regulations of any applicable stock exchange, TSX, NASDAQ or any governmental or regulatory authority or body (the “Requesting Body”), including, without limitation, the U.S. Securities and Exchange Commission or the Canadian Securities Administrators (collectively, the “Disclosure Obligations”), such Party shall be permitted to do so and it shall promptly inform the other Party thereof and shall use reasonable efforts to maintain the confidentiality of the other Party’s Confidential Information and terms of this Agreement in any such filing or disclosure.

8.	Manufacture and Supply
8.1

Manufacture by Licensor. During the Term, Knight agrees to obtain from Licensor all of Knight’s requirements of the Licensed Products for the Territory, except under the circumstances specified in the Supply Agreement. Licensor agrees to supply Knight with all of its requirements of Licensed Products pursuant to the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

terms of the Supply Agreement. Licensor may, at its discretion, use the services of a contract manufacturer to manufacture and package the Licensed Products. Licensed Products supplied to Knight shall be finished and packaged Licensed Products.

8.2

Supply Agreement. Within [***] ([***]) days after the Effective Date, the Parties shall enter into a separate manufacturing and supply agreement, incorporating the provisions in Exhibit C and Section 8.3 below and other provisions that are standard in the pharmaceutical industry.

8.3	Cost of Goods.
(a)

As set forth in Exhibit C the supply price for Licensed Products shall be [***]. The Licensor will be entitled to [***] provided that Licensor [***] and it delivers to Knight [***] advance written notice of [***] and is [***] that the [***].

(b)	Licensor shall be required to promptly, and in any event, no later than [***] ([***]) months following [***].
8.4

Quality Agreement. The Parties shall enter into separate quality agreement regarding supply of Licensed Products by Licensor to Knight, incorporating provisions that are standard in the pharmaceutical field within [***] ([***]) days of the Effective Date.

9.	Intellectual Property
9.1

Patent Prosecution. Licensor shall have the sole right to file, prosecute and maintain the Licensor Patents and maintain the Licensor Patents outside the Territory, as Licensor determines in its sole discretion, [***]. As used in this Agreement, prosecuting or to prosecute includes acting in connection with any re-examinations, oppositions and the like. Licensor shall have the first right, but not the obligation, to prepare, file, and prosecute any Licensor Patent in the Territory. Licensor shall maintain any issued Licensor Patent in the Territory. Licensor shall [***]; provided that if Licensor intends to abandon, or not to file a patent application covering, any such Licensor Patent that is not sublicensed to Knight under the Pfizer License Agreement in the Territory (a “Non‑Pfizer Licensor Patent”), Licensor shall notify Knight in a timely manner of Licensor’s intention and reason therefor and provide Knight with reasonable opportunity to comment upon such abandonment and to assume responsibility for prosecution or maintenance of such Non-Pfizer Licensor Patent, and Knight may assume prosecution and filing responsibility for such patent rights in the Territory [***]. Knight shall [***]. Licensor will, prior to filing any new Licensor Patents in the Territory, consult with Knight and reasonably consider Knight’s comments thereon (provided such comments are provided promptly). The Parties shall mutually agree on any patent term extension with respect to the Licensor Patents in the Territory

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and shall work together to make decisions related to patent term extension intended to maximize the potential of the Licensed Product in the Territory.
9.2

Notification of Third Party Infringement. Each Party shall promptly disclose to the other in writing, and in no event later than within [***] ([***]) Business Days, any actual, alleged, or threatened Third Party infringement or misappropriation in the Territory of any Licensor Patent and any actual, alleged or threatened infringement or passing off of the Licensor Mark, of which such Party becomes aware.

9.3

Response to Third Party Infringement. Licensor shall have the first right, but not any obligation, to respond to any actual or threatened infringement of a Licensor Patent, the Licensor Mark or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses in the Territory relating to the Licensed Products. If Licensor elects to respond to any actual or threatened infringement by initiating a proceeding, Licensor shall use legal counsel of its choice at its expense and shall have full control over the conduct of such proceeding. Licensor may [***]; provided, however, [***]. If Licensor elects not to respond to any actual or threatened infringement of an Licensor Patent, the Licensor Mark or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses in the Territory relating to the Licensed Products, then Licensor shall so notify Knight and Knight shall have the right, but not the obligation, to take action, at its sole expense, in which case Knight shall [***]; provided, however, [***]. Knight shall [***] that is [***] to any actual or threatened infringement.

9.4

Cooperation. Each Party shall cooperate reasonably, [***] in any enforcement effort initiated by the other Party. Neither the Parties nor their Affiliates shall contest any joinder in any proceeding sought to be brought by the other Party if such joinder is required by Applicable Law, and such Party or Affiliate shall have the right to be represented by counsel (which shall act in an advisory capacity only, except for matters solely directed to such Party) of its own choice [***].

9.5

Recovery. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any monetary award recovered from a Third Party in connection with any proceeding initiated to protect, maintain, defend, or enforce any intellectual property in the Territory or recovered from a Third Party in connection with any proceeding initiated for infringement or misappropriation of intellectual property shall be allocated as follows: [***].

9.6

Infringement of Third Party IP. If either Party becomes aware that its activities performed hereunder may constitute actual or alleged infringement or misappropriation of the intellectual property rights of a Third Party, it shall promptly notify the other Party and the Parties shall discuss a strategy to defend or mitigate against any actual or alleged infringement. Without limiting the foregoing,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

each Party shall promptly notify the other Party of any written claim alleging that the manufacture or Commercialization of the Licensed Products in the Territory infringes, misappropriates, or otherwise violates any intellectual property rights of a Third Party (“Third Party Infringement Claim”). In such instance, the Parties shall as soon as practicable thereafter discuss in good faith a strategy to respond to such Third Party Infringement Claim.

9.7	Licensor Marks. Licensor shall maintain the Licensor Marks at its sole cost and expense in the Territory during the Term.
10.	Representations and Warranties
10.1	Licensor Covenants, Representations and Warranties. Licensor covenants, represents and warrants (as the case may be) to Knight that:
(a)	Licensor is a corporation duly organized, validly existing and in good standing under the laws of Delaware;
(b)

Licensor has informed Knight about all information in its possession or control concerning the safety and efficacy of the Licensed Products, and any side effects, injury, toxicity or sensitivity reactions and incidents associated with all uses, studies, investigations or tests involving the Licensed Products (animal or human) throughout the world;

(c)

Licensor has all rights necessary to grant to Knight the licenses it purports to grant to Knight under this Agreement, including the right to grant a sublicense pursuant to Section 2.1 under the rights granted to Licensor pursuant to the Pfizer Agreement;

(d)

to the Licensor’s knowledge, the Commercialization of the Licensed Product in the Territory will not infringe, misappropriate or otherwise violate the intellectual property rights of a Third Party or breach any obligation of confidentiality or non use owed by the Licensor to any Third Party;

(e)	Licensor is not aware of any facts that would reasonably lead it to conclude that the Licensed Products will be unable to receive Regulatory Approval;
(f)

To Licensor’s knowledge, all of the Licensor Patents and intellectual property licensed hereunder are valid and enforceable and are owned or validly licensed by Licensor and Licensor has not received any notice alleging the contrary;

(g)	Licensor has obtained all consents, licenses, authorizations and sublicenses necessary to grant the rights to the Knight hereunder;
(h)	Licensor has taken all necessary actions to authorize the execution, delivery and performance of this Agreement;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i)

Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms, except to the extent enforceability is limited by bankruptcy, insolvency or similar laws affecting creditors’ rights and remedies or equitable principles;

(j)

The performance of Licensor’s obligations under this Agreement will not conflict with its organizational documents, as amended, or result in a breach of any material agreements or contracts to which it is a party;

(k)	Licensor has not entered into, and will not during the term of this Agreement, enter into or amend any material agreements or contracts that would conflict with its obligations under this Agreement;
(l)

Licensor has not received any notice that the manufacture, sale, or use of the Licensed Products in the Territory infringes upon any intellectual property rights of any Third Parties in the Territory; and

(m)

To the knowledge of Licensor, there are no activities being carried out by Third Parties in the Territory that would constitute infringement or misappropriation of the Licensor Patents or the Licensor Mark.

10.2	Knight Representations and Warranties. Knight covenants, represents and warrants to Licensor (as the case may be) as follows:
(a)	Knight is a corporation duly organized, validly existing and in good standing, under the laws of Canada.
(b)	Knight has the legal right, authority, and power to enter into this Agreement.
(c)	Knight has taken all necessary action to authorize the execution, delivery, and performance of this Agreement.
(d)

Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Knight, enforceable against Knight in accordance with its terms, except to the extent enforceability is limited by bankruptcy, insolvency or similar laws affecting creditors’ rights and remedies or equitable principles.

(e)	The performance of Knight’s obligations under this Agreement will not conflict with its organizational documents or result in a breach of any material agreements or contracts to which it is a party.
(f)	Knight has not and will not, during the term of this Agreement, enter into or amend any material agreements or contracts that would be inconsistent with its obligations under this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(g)

Neither Knight nor its Affiliates will initiate a proceeding to challenge the validity or enforceability of any Licensor Patent or the Licensor Marks, or directly or indirectly assist any Third Party with respect to any such proceeding.

10.3

WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON‑INFRINGEMENT, VALIDITY, OR ENFORCEABILITY WITH RESPECT TO THE LICENSED PRODUCTS OR ANY TECHNOLOGY OR ANY LICENSE GRANTED BY EITHER PARTY HEREUNDER.

10.4

LIMITATIONS OF LIABILITY. WITHOUT LIMITING THE PARTIES’ OBLIGATIONS REGARDING INDEMNIFICATION AND THE PARTIES’ LIABILITY FOR A BREACH OF ARTICLE 7 (CONFIDENTIALITY), NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY WHO MAY BENEFIT FROM ANY PROVISION OF THIS AGREEMENT FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS, INTERRUPTION OR LOSS OF BUSINESS OR OTHER ECONOMIC LOSS) ARISING OUT OF THIS AGREEMENT OR WITH RESPECT TO A PARTY’S PERFORMANCE OR NON-PERFORMANCE HEREUNDER.

10.5

Indemnification by Licensor. Licensor hereby agrees to defend, indemnify, and hold Knight, its Affiliates and their respective officers, directors, employees and agents, (each a “Knight Indemnified Party”) harmless from and against any Third Party’s claims for loss, damage, or liability (“Losses”) resulting from: (a) any breach of this Agreement or any warranty or covenant provided in this Agreement by Licensor or an Affiliate of Licensor; (b) any violation of Applicable Law by Licensor or its Affiliates; (c) any negligent act or omission or willful misconduct of Licensor or its Affiliates; (d) the manufacture, development or Commercialization of the Licensed Product by Licensor, its Affiliates, subcontractors or sublicensees; or (e) a recall for which Knight is responsible under Section 4.7; and in all cases, except to the extent such Third Party’s claim for loss, damage or liability is the result of: (i) any breach of this Agreement by Knight or a Knight Indemnified Party, (ii) any violation of Applicable Law in the Territory by Knight or a Knight Indemnified Party, or (iii) any negligent act or omission or willful misconduct of Knight or a Knight Indemnified Party.

10.6

Indemnification by Knight. Knight hereby agrees to defend, indemnify, and hold Licensor, its Affiliates and their respective officers, directors, employees and agents, (each a “Licensor Indemnified Party”) harmless from and against any Losses resulting from: (a) any breach of this Agreement or any warranty or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

covenant provided in this Agreement by Knight or an Affiliate of Knight; (b) any violation of Applicable Law in the Territory by Knight or its Affiliates; (c) any negligent act or omission or willful misconduct of Knight or its Affiliates; and (d) the manufacture and Commercialization of Licensed Products by Knight, its Affiliates, subcontractors or sublicensees [***]; (e) a recall for which Licensor is responsible under Section 4.7; and in all cases, except to the extent such Loss is the result of: (i) any breach of this Agreement by Licensor or an Licensor Indemnified Party, (ii) any violation of Applicable Law by Licensor or an Licensor Indemnified Party, or (iii) any negligent act or omission or willful misconduct of Licensor or an Licensor Indemnified Party.

10.7

Indemnification Procedure. If an indemnified party intends to claim indemnification under this Section 10, such party shall promptly notify the other party of any loss, claim, damage, liability or action in respect of which the indemnified party intends to claim such indemnification, and the indemnifying party shall have a first opportunity to assume the sole defense thereof with counsel selected by the indemnifying party and approved by the indemnified party acting reasonably; provided, however, that an indemnified party shall have the right to retain its own counsel and participate fully in the defense (but not control), with the fees and expenses to be paid by the indemnified party. The failure or delay to deliver notice to the indemnifying party, within a reasonable time after the commencement of any such proceeding, if irreparably prejudicial to the indemnifying party’s ability to defend such proceeding, shall relieve the indemnifying party of any and all liability to the indemnified party under this Section 10. The indemnified party shall cooperate fully with the indemnifying party and their legal representatives in the investigation of any loss, claim, damage, or liability covered by this indemnification, and shall mitigate such loss and damages. Any amount payable in order to satisfy an indemnity hereunder shall be paid [***] after the indemnified party has incurred an indemnified expense and notified the indemnifying party thereof.

10.8	Compliance with Law. Each Party shall comply, and shall require their Affiliates and permitted sublicensees to comply, with all Applicable Laws relative to their obligations hereunder.
10.9

Insurance. The Parties will maintain at all times during the term of this Agreement commercial general liability insurance from a minimum “A-” AM Bests rated insurance company, including contractual liability and product liability, with coverage limits of not less than [***] US dollars ($[***]) per occurrence and [***] US dollars ($[***]) in the aggregate. Either Party has the right to provide the total limits required by any combination of primary and umbrella/excess coverage. Such insurance policies shall be primary and noncontributing with respect to any other similar insurance policies available to the Knight Indemnified Party or Licensor Indemnified Party, as applicable. The Parties acknowledge and agree that such

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

insurance shall not be construed to create a limit with respect to their indemnification obligations.
11.	Term and Termination
11.1

Term. This Agreement will take effect from the Effective Date and, unless earlier terminated in accordance with the terms herein, will continue in full force and effect on a Licensed Product-by-Licensed Product basis until the expiry of the Royalty Term for and in respect to a given Licensed Product. Upon the expiration of the Royalty Term for a given Licensed Product, the licenses granted to Knight pursuant to Section 2.1 will become perpetual, irrevocable, fully paid-up, and royalty-free with respect to such Licensed Product.

11.2

Termination for Third Party Infringement Claim. In the event either Party or both Parties receive a written Third Party Infringement Claim in accordance with Section 9.6, Knight shall have the right to terminate this Agreement within ninety (90) days of receipt of such Third Party Infringement Claim. [***]

11.3	Termination for Breach. A Party may terminate this Agreement by written notice to the other Party with immediate effect in the following cases:
(a)

In the event of a petition in bankruptcy or insolvency of the other Party, or in case of the filing by the other Party of any petition or answer seeking reorganization, readjustment, or rearrangement of its business under any law or any government regulation relating to bankruptcy or insolvency, or in case of the institution by the other Party of any proceedings for the liquidation or winding up of its business, or for the termination of its corporate charter.

(b)

If the other Party is otherwise in material default or breach of this Agreement and such default or breach is not cured within (a) thirty (30) days after written notice thereof is delivered to the defaulting or breaching Party, or (b) in the case of a breach that cannot be cured within thirty (30) days, within a reasonable period not exceeding sixty (60) days after written notice thereof is delivered to the defaulting or breaching Party.

11.4	Effect of Termination. Upon termination of this Agreement pursuant to Section 11.2 or Section 11.3, all licenses and rights granted by Licensor hereunder shall terminate and Knight undertakes to:
(a)	except as provided for in Section 11.7, cease any Commercialization of the Licensed Products in the Territory;
(b)	within [***] ([***]) days of termination, start to transfer title to all current and pending Regulatory Approvals for the Licensed Products to Licensor and assist

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Licensor, at Licensor’s cost, in submitting appropriate documents to transfer the Regulatory Approvals for the Licensed Products to Licensor or its designee.
11.5

Termination of Pfizer Agreement. In the event of termination of the Pfizer Agreement, Licensor shall promptly request that Pfizer grant Knight a direct license for the Territory pursuant to Section 13.6.4 of the Pfizer Agreement.

11.6

Survival. In the event of the termination or expiry of this Agreement for any reason, the following provisions of this Agreement shall survive: Sections 1, 6, 7, 9, 10, 11.1 (second sentence), 11.4, 11.5, 11.6, 11.7, 12 and 13 and any other terms which, by their nature, require or contemplate performance by the Parties after expiry or termination. In any event, termination of this Agreement shall not relieve the Parties of any liability which accrued hereunder prior to the effective date of such termination.

11.7

Sell-Off of Inventory. Upon termination of this Agreement pursuant to Section 11.3, Knight shall be entitled to sell off any inventory of the Licensed Products existing on the date such termination is effective so long as Knight has fully paid, and continues to fully pay when due, any royalty and milestone payments owed to Licensor.

12.	Dispute Resolution
12.1

Arbitration. Except as otherwise expressly provided herein, any dispute or claim arising out of or relating to this Agreement, or to the breach, termination, or validity of this Agreement, will be resolved as follows: each Party shall discuss the matter and make reasonable efforts to attempt to resolve the dispute. If the Parties are unable to resolve the dispute, the CEO or President of each Party (“Senior Executives”) will meet within [***] days ([***]) of a request to attempt to resolve such dispute being made by a Party. If the Senior Executives cannot resolve the dispute through good faith negotiations within [***] ([***]) days after a Party requests such meeting, then the Parties shall resort to binding arbitration before a tribunal composed of three (3) arbitrators using the arbitration procedures set forth under the Rules of Arbitration of the International Chamber of Commerce. All arbitrators will have previous judicial experience, with each Party appointing one (1) arbitrator and the third arbitrator to be selected by mutual agreement of the two (2) arbitrators appointed by the Parties. The decision of the arbitrator shall be final and not subject to appeal [***]. All matters in relation to the arbitration shall be kept confidential to the full extent permitted by Applicable Law, and no individual shall be appointed as an arbitrator unless he or she agrees in writing to be bound by this provision. Unless otherwise agreed by the Parties hereto, all such arbitration proceedings will be held in New York, New York, U.S.; provided, however, that proceedings may be conducted by telephone conference call with the consent of the Parties and the arbitrator(s). All arbitration proceedings will be conducted in the English language. The provisions of this Section 12.1 may be enforced and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

judgment on the award (including without limitation equitable remedies) granted in any arbitration hereunder may be entered in any court having jurisdiction over the award or any of the Parties or any of their respective assets.

12.2

Irreparable Harm. Notwithstanding anything to the contrary in Section 12.1, if either Party in its sole judgment, acting reasonably, believes that any such dispute could cause it irreparable harm, such Party (a) will be entitled to seek equitable relief in order to avoid such irreparable harm and (b) will not be required to follow the procedures set forth in Section 12.1.

13.	Other Provisions
13.1

Further Assurances. Upon request by either Party and at such Party’s expense, the other Party shall do such further acts and execute such additional agreements and instruments as may be reasonably necessary to give effect to the purposes of this Agreement.

13.2

Independent status. Each Party shall act as an independent contractor and shall not bind nor attempt to bind the other Party to any contract, nor any performance of obligations outside of the license agreement. Nothing contained or done under the Agreement shall be interpreted as constituting either Party the agent of the other in any sense of the term whatsoever or in the relationship of partners or joint venturers.

13.3

Assignment. Except in connection with the acquisition of a Party or the sale of all or substantially all of the assets of such Party (and, for clarity, except in connection with an assignment to an Affiliate), this Agreement may not be, directly or indirectly, assigned or transferred, in whole or in part, by a Party to a Third Party without the prior written consent of the other Party. The rights and obligations contained herein shall enure to the benefit of each Party’s successors and permitted assigns, and shall be binding on and enforceable against the relevant Party’s successors and permitted assigns. Any assignment of this Agreement shall not release the assigning Party from its obligations hereunder and the assigning Party and the assignee shall become jointly and severally liable in resect thereof. Any reference in this Agreement to any Party shall be construed accordingly. Any attempted assignment in contravention of this Section 13.3 shall be null and void.

13.4	Compliance with law. Each Party shall comply with, and shall not be in violation of any Applicable Law.
13.5

Force Majeure. No Party shall be responsible for a failure or delay in performance of any of the obligations hereunder due to wars, insurrections, strikes, acts of God, power outages, storms, or actions of regulatory agencies or similar events outside of the reasonable control of such Party (such events being defined as “Force Majeure”), provided that the Party seeking relief from its obligations advises the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

other Party forthwith of the Force Majeure. A Party whose performance of obligations has been delayed by Force Majeure shall use Commercially Reasonable Efforts to overcome the effect of the Force Majeure as soon as possible. The other Party will have no right to demand indemnity for damage or assert a breach against such Party, provided, however, that if the event of Force Majeure preventing performance shall continue for more than six (6) months, then the Party not subject to the event of Force Majeure may terminate this Agreement with a written notice to the other.

13.6

Notices and Amendments. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by hand delivery as hereinafter provided. Any such notice, if sent by fax or other means of electronic communication, shall be deemed to have been received on the day of sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below. Notices of change of address shall also be governed by this Section 13.6. Notices and other communications shall be addressed as follows:

(a)	In the case of Licensor:

Puma Biotechnology, Inc.

10880 Wilshire Blvd

Suite 2150

Los Angeles, CA 90024

Attention:	Alan Auerbach
Fax:	[***]

with a copy to:

Latham &Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attention:	Judith A. Hasko
E-mail:	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	In the case of Knight:

Knight Therapeutics Inc.

3400 De Maisonneuve West

Suite 1055

Montreal, Québec, H3Z 3B8

Canada

Attention:	Samira Sakhia
Fax:	[***]
E-mail:	[***]

with a copy to:

Davies Ward Phillips & Vineberg LLP

1501 McGill College Ave.

Suite 2600

Montreal, Québec H3A 3N9

Attention:	Hillel W. Rosen
Fax:	[***]
E-mail:	[***]
13.7

Complete Agreement. This Agreement together with the Pharmacovigilance Agreement, the Supply Agreement, and the Quality Agreement, embodies all of the understandings and obligations between the Parties with respect to the Licensed Products and supersedes any prior or contemporaneous agreements and understandings, whether written or oral, between the Parties with respect to the subject matter hereof. Any amendments or supplements to this Agreement shall not be valid unless executed in writing by duly authorized officers of both parties.

13.8

Waiver. No failure to exercise and no delay in exercising any right or remedy hereunder shall operate as a waiver thereof. Any waiver granted hereunder shall only be applicable to the specific acts covered thereby and shall not apply to any subsequent events, acts, or circumstances.

13.9	Severability. In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portion hereof shall remain in full force and effect.
13.10

Governing Law. This Agreement all disputes arising out of or relating to this Agreement, or the performance, enforcement, breach or termination hereof or thereof, and any remedies relating thereto, shall be construed, governed by and interpreted in accordance with the laws of New York.

13.11	Public Announcements. Neither Party shall originate any publicity, news release, or public announcements relating to this Agreement (including, without limitation,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

its existence, its subject matter, the Parties’ performance, any amendment hereto, or performance hereunder), whether to the public or press, stockholders, or otherwise, without the prior written consent of the other Party, save only such announcements that are required by Applicable Law, including the rules of any relevant stock exchange to be made or that are otherwise agreed to by the Parties. If a Party decides to make an announcement, whether required by Applicable Law or otherwise, it shall give the other Party reasonable notice of the text of the announcement so that the other Party shall have an opportunity to comment upon the announcement. To the extent that the receiving Party reasonably requests the deletion of any information in any such announcement, the disclosing Party shall delete such information unless, in the opinion of the disclosing Party’s legal counsel, such information is required by Applicable Law, including the rules of any relevant stock exchange to be disclosed. The timing and content of the initial press release relating to this Agreement, if any, including its existence, the subject matter to which it relates and the transactions contemplated herein will, except as otherwise required by Applicable Law, including any stock exchange rules, be determined jointly by the Parties. To the extent that either Party reasonably determines that it is required to make a filing or any other public disclosure with respect to this Agreement or the terms or existence hereof to comply with the requirements, rules, laws or regulations of any applicable stock exchange, TSX, NASDAQ or any governmental or Regulatory Authority or body (the “Requesting Body”), including, without limitation, the U.S. Securities and Exchange Commission or the Canadian Securities Administrators (collectively, the “Disclosure Obligations”), such Party shall promptly inform the other Party thereof and shall use reasonable efforts to maintain the confidentiality of the other Party’s Confidential Information in any such filing or disclosure. Prior to making any such filing of a copy of this Agreement, the Parties shall mutually agree on the provisions of this Agreement for which the Parties shall seek confidential treatment, it being understood that if one Party determines to seek confidential treatment for a provision for which the other Party does not, then the Parties will use reasonable efforts in connection with such filing to seek the confidential treatment of any such provision. The Parties shall cooperate, [***] in such filing, including without limitation such confidential treatment request, and shall execute all documents reasonably required in connection therewith. The Parties will reasonably cooperate in responding promptly to any comments received from the Requesting Body with respect to such filing in an effort to achieve confidential treatment of such redacted form.

13.12

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered one and the same Agreement and shall become effective when a counterpart hereof has been signed by each of the Parties and delivered to the other Party.

[Signature page follows]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date.

PUMA BIOTECHNOLOGY, INC.	KNIGHT THERAPEUTICS INC.
By: /s/ Alan Auerbach	By: /s/ Amal Khouri
Name: Alan Auerbach	Name: Amal Khouri
Title: CEO	Title: VP Business Development

Signature Page – License Agreement

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A: Licensor Marks

Trademark Status

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B: Licensor Patents

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C: Supply Agreement Terms for Nerlynx

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D: Schedule E of the Pfizer Agreement

SCHEDULE E: ADDITIONAL COMPOUNDS

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.